            The undersigned Registrant hereby amends Item 7 of its
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported):          August 27, 1996
                                                                 ---------------

                              General Scanning Inc.
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


                                  Massachusetts
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


          0-26646                              04-2445884
-------------------------------     --------------------------------------------
      (Commission File Number)      (I.R.S. Employer Identification No.)


      500 Arsenal Street, Watertown, Massachusetts                 02172
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                   (Zip Code)

                                   (617) 924-1010
--------------------------------------------------------------------------------
               (Registrant's Telephone Number, Including Area Code)


                                   Not Applicable
--------------------------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

              The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated September 6, 1996 to read in its entirety as follows:

          Item 7.  Financial Statement and Exhibits.

                   Restated Financial Statements including the acquisition of
                   ----------------------------------------------------------
                   View Engineering, Inc.
                   ----------------------
                   See pages 3 through 18 hereof.


                   Exhibits:
                   --------
                   See Exhibit Index attached hereto.

                             General Scanning Inc.
                          Consolidated Balance Sheets
                       (in thousands, except share data)

                                                                       As of December 31,
                                                                     ----------------------    Sept. 28,
                                                                        1994        1995          1996
                                                                     ---------    ---------   -----------
                                                                                              (unaudited)
Assets
------
Current assets:
    Cash and cash equivalents......................................  $   1,362    $  25,695    $  16,322
    Accounts receivable, less allowance of $511 in 1994, $792 in
       1995 and  $833 in 1996......................................     19,294       23,552       29,715
    Inventories....................................................     16,012       25,087       27,894
    Deferred tax assets............................................      2,604        3,376        3,376
    Other current assets...........................................        790        1,538        1,671
                                                                     ---------    ---------    ---------
        Total current assets.......................................     40,062       79,248       78,978
                                                                     ---------    ---------    ---------

Property, plant and equipment, net.................................      8,480        9,191       13,108
Other assets.......................................................        448          484          440
Intangible assets, net of amortization of $1,585 in 1994,
   $1,669 in 1995 and $1,732 in 1996...............................        869          785          722
                                                                     ---------    ---------    ---------
                                                                     $  49,859    $  89,708    $  93,248
                                                                     =========    =========    =========

Liabilities and Stockholders' Equity
------------------------------------
Current liabilities:
    Notes payable to banks and current portion of long-term debt...  $   2,617    $   4,475    $   3,448
    Other notes payable............................................       -             700         -
    Accounts payable...............................................      6,458        8,084        8,336
    Accrued expenses...............................................     10,712       13,593       12,451
                                                                     ---------    ---------    ---------
        Total current liabilities..................................     19,787       26,852       24,235
                                                                     ---------    ---------    ---------

Long-term debt due after one year..................................      1,734        1,556        1,541
Deferred compensation..............................................      1,227        1,546        1,854

Commitments and contingencies (Note 10)

Stockholders' equity:
    Preferred stock, $.01 par value; authorized 1,000,000
       shares; issued and outstanding - none.......................       -            -            -
    Common stock, $.01 par value; authorized 15,000,000 shares;
       issued 9,227,845 in 1994, 11,967,845 in 1995 and
       12,214,805 in 1996..........................................         92          119          122
    Additional paid-in capital.....................................     13,286       41,587       43,112
    Retained earnings..............................................     14,513       19,084       23,490
    Cumulative translation adjustment..............................       (192)        (448)        (518)
    Treasury stock, at cost; 365,995 shares in 1994, 1995
       and 1996....................................................       (588)        (588)        (588)
                                                                     ---------    ---------    ---------
        Total stockholders' equity.................................     27,111       59,754       65,618
                                                                     ---------    ---------    ---------
                                                                     $  49,859    $  89,708    $  93,248
                                                                     =========    =========    =========

See accompanying notes.

                             General Scanning Inc.
                       Consolidated Statements of Income
                       (in thousands, except share data)

                                                                                                      Nine months ended
                                                           For the years ended December 31,       -------------------------
                                                        ---------------------------------------    Sept. 30,      Sept. 28,
                                                           1993          1994          1995          1995          1996
                                                        ----------    ----------    -----------   ----------    -----------
                                                                                                        (unaudited)
Net sales:
     Laser systems and components...................... $   62,994    $   77,488    $   103,405   $   73,703    $    98,616
     Thermal printers..................................     18,821        20,624         22,915       17,114         17,901
                                                        ----------    ----------    -----------   ----------    -----------
          Total sales..................................     81,815        98,112        126,320       90,817        116,517
                                                        ----------    ----------    -----------   ----------    -----------

Cost of sales:
     Laser systems and components......................     33,209        39,728         55,544       39,633         52,530
     Thermal printers..................................     11,207        12,091         12,854        9,568         10,202
                                                        ----------    ----------    -----------   ----------    -----------
          Total cost of sales..........................     44,416        51,819         68,398       49,201         62,732
                                                        ----------    ----------    -----------   ----------    -----------

Gross profit:
     Laser systems and components......................     29,785        37,760         47,861       34,070         46,086
     Thermal printers..................................      7,614         8,533         10,061        7,546          7,699
                                                        ----------    ----------    -----------   ----------    -----------
          Total gross profit...........................     37,399        46,293         57,922       41,616         53,785
                                                        ----------    ----------    -----------   ----------    -----------

Operating expenses:
     Research and product development..................     11,208        13,090         17,106       12,881         13,990
     Selling, general and administrative...............     21,689        27,326         33,091       23,566         29,592
                                                        ----------    ----------    -----------   ----------    -----------
          Total operating expenses.....................     32,897        40,416         50,197       36,447         43,582

Income from operations.................................      4,502         5,877          7,725        5,169         10,203
Merger expenses........................................         -             -              -            -           1,950
Interest income (expense), net.........................       (896)         (847)          (682)        (823)           191
Foreign exchange transaction gains (losses)............        (24)          636            331          318           (131)
                                                        ----------    ----------    -----------   ----------    -----------
Income before income taxes.............................      3,582         5,666          7,374        4,664          8,313

Income taxes...........................................      1,291         1,868          2,803        1,773          3,907
                                                        ----------    ----------    -----------   ----------    -----------

Net income............................................. $    2,291    $    3,798    $     4,571   $    2,891    $     4,406
                                                        ==========    ==========    ===========   ==========    ===========

Net income per common and common
     equivalent share outstanding...................... $     0.26    $     0.42    $      0.44   $     0.30    $      0.35
                                                        ==========    ==========    ===========   ==========    ===========

Weighted average common and common
     equivalent shares outstanding.....................  8,863,178     9,099,474     10,357,287    9,699,460     12,482,970
                                                        ==========    ==========    ===========   ==========    ===========

See accompanying notes.

                             General Scanning Inc.
                Consolidated Statements of Stockholders' Equity
                       (in thousands, except share data)

                                                              Common Stock                                        Treasury stock
                                                            ----------------                                     -----------------
                                                            Number     $.01   Additional           Cumulative    Number
                                                              of        par   paid-in    Retained  translation     of
                                                            shares     value  capital    earnings  adjustment    shares    Cost
                                                           ----------  -----  ---------  --------- -----------   --------- -------
Balance, December 31, 1992, as previously reported........  7,629,020   $76    $ 1,824    $ 11,621  $    (221)   (315,550) $ (450)
Adjustments for View Engineering, Inc. pooling
  of interests............................................  1,437,060    14     11,070      (3,197)         -           -       -
                                                           ----------  ----  ---------    --------- ----------   --------- -------
Balance, December 31, 1992, as restated...................  9,066,080    90     12,894       8,424       (221)   (315,550)   (450)

Net income................................................          -     -          -       2,291          -           -       -
Stock option and warrant exercises, net of tax effects....     42,410     1        145           -          -           -       -
Purchase of treasury stock................................          -     -          -           -          -     (12,695)    (32)
Cumulative translation adjustment.........................          -     -          -           -         74           -       -
                                                           ----------  ----  ---------    --------- ----------   --------- -------
Balance, December 31, 1993................................  9,108,490    91     13,039      10,715       (147)   (328,245)   (482)

Net income................................................          -     -          -       3,798          -           -       -
Stock option and warrant exercises, net of tax effects....    119,355     1        247           -          -           -       -
Purchase of treasury stock................................          -     -          -           -          -     (37,750)   (106)
Cumulative translation adjustment.........................          -     -          -           -        (45)          -       -
                                                           ----------  ----  ---------    --------- ----------   --------- -------
Balance, December 31, 1994................................  9,227,845    92     13,286      14,513       (192)   (365,995)   (588)

Net income................................................          -     -          -       4,571          -           -       -
Issuance of common stock..................................  2,585,000    26     27,714           -          -           -       -
Stock option and warrant exercises, net of tax effects....    155,000     1        587           -          -           -       -
Cumulative translation adjustment.........................         -      -          -           -       (256)          -       -
                                                           ----------  ----  ---------    --------- ----------   --------- -------
Balance, December 31, 1995................................ 11,967,845  $119  $  41,587    $ 19,084  $    (448)   (365,995) $ (588)

Net income (unaudited)....................................          -     -          -       4,406          -           -       -
Stock option and warrant exercises, net of
  tax effects (unaudited).................................    246,960     3      1,525           -          -           -       -
Cumulative translation adjustment (unaudited).............          -     -          -           -        (70)          -       -
                                                           ----------  ----  ---------    --------- ----------   --------- -------
Balance, September 28, 1996 (unaudited)................... 12,214,805  $122  $  43,112    $ 23,490  $    (518)   (365,995) $ (588)
                                                           ==========  ====  =========    ========= ==========   ========= =======

See accompanying notes.

                             General Scanning Inc.
                     Consolidated Statements of Cash Flows
                                (in thousands)

                                                                                                             Nine months ended
                                                                                                           ---------------------
                                                                   For the years ended December 31,        Sept. 30,   Sept. 28,
                                                                   ---------------------------------       ---------   ---------
                                                                    1993          1994         1995         1995           1996
                                                                   ------        ------       ------       ------         ------
                                                                                                                (unaudited)
Cash flows from operating activities:
Net income.....................................................  $ 2,291         $ 3,798      $ 4,571      $ 2,891        $ 4,406
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities-
  Depreciation and amortization................................    3,083           2,410        1,984        1,559          1,992
  Deferred compensation........................................      131              93          319          285            308
  Deferred income taxes........................................      510            (489)        (460)        (662)             -
Changes in current assets and liabilities-
  Accounts receivable..........................................   (1,670)         (1,722)      (4,194)      (3,650)        (6,619)
  Inventories..................................................   (1,131)         (1,263)      (9,104)      (8,109)        (2,920)
  Other current assets.........................................     (169)            196       (1,111)        (230)           (43)
  Accounts payable and accrued expenses........................      636           4,132        4,520        3,515           (715)
                                                                  -------         -------      -------      -------        -------
Net cash provided by (used in) operating activities............    3,681           7,155       (3,475)      (4,401)        (3,591)
                                                                  -------         -------      -------      -------        -------

Cash flows from investing activities:
Additions to property, plant, and equipment, net...............   (1,236)         (1,765)      (2,596)      (2,175)        (5,867)
Decrease (increase) in other assets............................      309             117          (67)         (93)            17
                                                                  -------         -------      -------      -------        -------
Net cash (used in) investing activities........................     (927)         (1,648)      (2,663)      (2,268)        (5,850)
                                                                  -------         -------      -------      -------        -------

Cash flows from financing activities:
Net proceeds (payments) on notes payable to banks and others...      260          (2,233)       2,464        2,298         (1,612)
Net proceeds (payments) on long-term debt......................   (1,410)         (4,112)        (178)        (166)           (15)
Net proceeds from issuance of common stock.....................        -               -       27,740       24,058              -
Stock option and warrant exercises, net of tax effects.........      146             248          588          427          1,528
Purchase of treasury stock.....................................      (32)           (106)           -            -              -
                                                                  -------         -------      -------      -------        -------
Net cash provided by (used in) financing activities............   (1,036)         (6,203)      30,614       26,617            (99)
                                                                  -------         -------      -------      -------        -------

Effect of exchange rate changes on cash and cash equivalents...       74            (480)        (143)         (79)           167
                                                                  -------         -------      -------      -------        -------

Increase (decrease) in cash and cash equivalents...............    1,792          (1,176)      24,333       19,869         (9,373)
Cash and cash equivalents, beginning of period.................      746           2,538        1,362        1,362         25,695
                                                                  -------         -------      -------      -------        -------
Cash and cash equivalents, end of period.......................  $ 2,538         $ 1,362     $ 25,695     $ 21,231       $ 16,322
                                                                  =======         =======      =======      =======        =======
Supplemental disclosure of cash flow information:
 Cash paid during the period for-
  Interest.....................................................  $   864         $   908     $  1,064     $    816       $    754
                                                                  =======         =======      =======      =======        =======
  Income taxes.................................................  $   688         $ 1,973     $  2,540     $  2,046       $  4,643
                                                                  =======         =======      =======      =======        =======

See accompanying notes.

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

1.  Significant Accounting Policies
    Nature of operations

    General Scanning Inc. (the Company) develops, manufactures, and sells its products on a worldwide basis through two industry segments: laser systems and components; and thermal printers. The laser systems and components segment provides products for a variety of industrial applications that require high-speed micropositioning and precise power control of lasers. The thermal printer segment provides a line of thermal printers, primarily for the medical industry.

   Basis of presentation

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company's 50% joint venture in the United Kingdom, which had been accounted for by the equity method, was fully acquired on December 31, 1995 in a purchase transaction. The acquisition was not material to the Company's operations.

    On August 27, 1996, the Company completed its acquisition of View Engineering, Inc. (View), Simi Valley, California by issuing 1,437,060 shares of General Scanning Inc. common stock (after giving effect to certain adjustments at the closing) in exchange for all of View's outstanding shares of capital stock, accrued preferred dividends and the net value of warrants and options. View uses laser image processing technology to serve applications requiring precision inspection, measurement and process control. The transaction has been accounted for as a pooling of interests for accounting purposes and accordingly, the accompanying consolidated financial statements have been retroactively restated to include the accounts of View for all periods presented. Merger expenses include brokers fees and legal and accounting costs. The following is a reconciliation of certain restated amounts with amounts previously reported.

                                                                         Nine months ended
                                         Year ended Dec. 31,           ----------------------
                                   ------------------------------      Sept. 30,   Sept. 28,
    (in thousands)                     1993     1994      1995            1995        1996
                                   ------------------------------      ----------------------
                                                                            (unaudited)
    Sales:
      General Scanning Inc.           $58,686  $76,214  $101,819         $72,648     $99,294
      View Engineering, Inc.           23,129   21,898    24,501          18,169      17,223
                                   ------------------------------      ----------------------
        As restated                   $81,815  $98,112  $126,320         $90,817    $116,517
                                   ==============================      ======================

    Net income:
      General Scanning Inc.              $865   $3,694    $6,009          $3,822      $7,998
      View Engineering, Inc. (1)        2,564      104    (1,438)           (931)     (3,592)
                                   ------------------------------      ----------------------
        As restated                    $3,429   $3,798    $4,571          $2,891      $4,406
                                   ==============================      ======================

   (1) Includes $1,950 in pre-tax merger related expenses in 1996.

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

   Use of estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Interim financial presentation

    The accompanying consolidated balance sheet as of September 28, 1996, the accompanying consolidated statements of income and cash flows for the nine months ended September 30, 1995 and September 28, 1996 and the accompanying consolidated statement of stockholders' equity for the nine months ended September 28, 1996 are unaudited but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the nine months ended September 28, 1996 are not necessarily indicative of the results to be expected for the entire fiscal year.

   Fiscal year

    The Company's fiscal year ends on December 31. For interim reporting purposes, the Company closes its books on the Saturday closest to each quarter-end. Each of the quarters in the years 1994 and 1995 and the nine months ended September 1996 included 13 weeks.

   Cash and cash equivalents

    Cash and cash equivalents include cash in banks and highly liquid investments having original maturity dates not exceeding three months. The Company does not believe it is exposed to any significant credit risk on its cash and cash equivalents. The investments are stated at cost, which approximate their fair value.

   Inventories

    Inventories, which include materials and conversion costs, are stated at the lower of cost (first-in, first-out) or market. The components of inventory are:

          (in thousands)                  Dec. 31,  Dec. 31,   Sept. 28,
                                            1994      1995       1996
                                          -------------------------------
                                                              (unaudited)
          Materials                         $6,902   $11,163     $10,068
          Work-in-process                    5,187     6,648       7,509
          Finished goods                     3,923     7,276      10,317
                                          -------------------------------
          Total inventory                  $16,012   $25,087     $27,894
                                          ===============================

   Depreciation and amortization

    Depreciation and amortization are determined by the straight-line and declining-balance methods over the estimated useful lives of the owned assets. Estimated useful lives for buildings and improvements

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

range from 5 to 31 years and for machinery and equipment from 3 to 15 years. Leasehold improvements are amortized over the lesser of their useful lives or the lease term.

   Statement of Financial Accounting Standards No. 123

    During 1995, the Financial Accounting Standards Board issued SFAS 123 which defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation costs for those plans using the method of accounting prescribed by APB 25. Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income and, if presented, earnings per share as if the fair value based method of accounting defined in the Statement had been applied. The Company has elected to account for its stock-based compensation plans under APB 25; however, the Company has not yet computed the pro forma impact for 1995.

   Foreign currency

    Assets and liabilities of foreign operations are translated from foreign currencies into U.S. dollars at the exchange rates in effect at the period end. Revenues and expenses are translated at the average exchange rate in effect for the period. Gains and losses arising from the translations are included in the cumulative translation adjustment section of stockholders' equity.

    Foreign exchange forward contracts and local currency borrowings are used to reduce the impact of certain foreign currency balance sheet fluctuations. Gains and losses from the forward contracts that are not hedges of firm commitments are accrued at each balance sheet date and included in the Consolidated Statements of Income as foreign exchange transactions. At December 31, 1995, the Company had such contracts to exchange foreign currencies (yen and deutsche marks) for U.S. dollars totaling $6,000,000 maturing through March 29, 1996 and at September 28, 1996 the Company has contracts to exchange foreign currencies (yen, deutsche marks and French francs) for U.S. dollars totaling $4,000,000 maturing through November 29, 1996.

    In certain circumstances, the Company enters into foreign exchange forward contracts to reduce the impact of foreign currency fluctuations arising from foreign currency denominated customer sales. Gains and losses on these contracts are deferred until the contract matures. At December 31, 1995, and September 28, 1996 there were no such contracts and at December 31, 1994 a loss of $21,000 was deferred relating to such contracts.

    To the extent the Company utilizes foreign exchange forward contracts, it purchases them from major financial institutions for terms that do not exceed six months.

   Net income per share of common stock

    Net income per common and common equivalent share is computed using the weighted number of common shares and dilutive common equivalent shares outstanding during each period. Dilutive common equivalent shares, consisting of outstanding stock options and warrants, are determined using the treasury stock method. Common shares issuable pursuant to stock options or warrants granted from September 21, 1994 through September 21, 1995 have been reflected as outstanding through July 1, 1995, using the treasury stock method. Fully diluted net income per common and common equivalent share has not been

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

presented as it is not materially different from primary net income per common and common equivalent share or is anti-dilutive.

   Revenue recognition

    The Company recognizes product revenues at the later of the time of shipment or when substantially all terms and conditions of the sale have been met. The Company provides for estimated warranty costs at the time of revenue recognition.

   Research and product development expense

    Expenditures for research and development of products and manufacturing processes are expensed as incurred.

   Interest expense, net

    Net interest expense in 1995 is net of $373,000 of interest income. Net interest expense for the nine months ended September 30, 1995 is net of $12,000 of interest income and net interest income for the nine months ended September 28, 1996 is net of $721,000 of interest expense.

   Income tax

    The Company does not provide United States federal income taxes on undistributed earnings of consolidated foreign subsidiaries as such earnings are intended to be permanently reinvested in non-U.S. operations.

2.  Intangible Assets

    In connection with the acquisition of the minority interest in Teradyne Laser Systems, Inc. in 1991, the Company allocated the excess purchase price over the fair market value of the assets acquired to intangible assets. These intangible assets, which include noncompete agreements, patents, and goodwill, are being amortized over their estimated useful lives of from 3 to 15 years. Amortization expense was $518,000 in 1993, $366,000 in 1994 and $84,000 in 1995.
Amortization expense was $63,000 for each of the nine months ended September 30, 1995 and September 28, 1996.

    The Company periodically assesses the realizability of these intangible assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Based on its review, the Company does not believe that an impairment of its intangible assets has occurred.

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

3.   Property, Plant and Equipment

     Property, plant, and equipment consists of:


          (in thousands)                               Dec. 31,   Dec. 31,
                                                         1994       1995
                                                     ---------------------
          Cost:
          Land, buildings and improvements              $9,644    $10,283
          Machinery and equipment                       20,631     22,655
                                                     ---------------------
             Total cost                                 30,275     32,938
          Accumulated depreciation and amortization    (21,795)   (23,747)
                                                     ---------------------
             Net property, plant and equipment          $8,480     $9,191
                                                     =====================

4.   Accrued Expenses

     Accrued expenses consists of:

          (in thousands)                               Dec. 31,   Dec. 31,
                                                         1994       1995
                                                     -----------------------

          Accrued compensation and benefits             $5,413     $6,255
          Income taxes                                   2,421      3,499
          Other                                          2,878      3,839
                                                     -----------------------
             Total accrued expenses                    $10,712    $13,593
                                                     =======================

5.   Debt

     Notes payable to banks

     Notes payable to banks includes $2,000,000 at December 31, 1994 and $4,460,000 at December 31, 1995 of borrowings under revolving credit agreements with lending banks. The effective revolving credit agreement at September 28, 1996, which expires on December 31, 1998, provides for borrowings up to $10,000,000. Borrowings bear interest at the London InterBank Offered Rate (LIBOR) plus one and one-half percent or prime, determined at the time of borrowing. A commitment fee of 3/8% per annum is paid quarterly in arrears on the unused portion. Among other restrictions, the agreement requires a minimum level of tangible net worth and compliance with certain financial ratios. In addition, the Company's foreign operations have bank lines of credit with a maximum availability of $4,000,000 at December 31, 1995 and September 28, 1996. At December 31, 1994, $602,000 and at September 28, 1996 $3,433,000 of such debt, denominated in yen, was outstanding. No such debt was outstanding at December 31, 1995.

     Other notes payable of $700,000 at December 31, 1995 were issued by View Engineering, Inc. during 1995 with detachable warrants. The notes earned interest at 10% per annum. All exercisable warrants were converted into common shares of View Engineering, Inc. prior to or coincident with the merger of View Engineering, Inc. with General Scanning Inc. The notes have been repaid and no warrants remain outstanding.

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

   Long-term debt

    Long-term debt consists of a mortgage payable at 10.4% interest (11.2% at December 31, 1994), collateralized by certain land and building. Interest and principal are payable at $14,906 per month until maturity in February 2000 at which time the remaining principal of $1,507,516 will be payable. The portion of principal payable within one year, which is included in current liabilities, is $15,000.

   Fair value of financial instruments

    Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments, requires disclosure of the year-end fair value of significant financial instruments, including debt. The Company believes, based upon current terms, that the carrying value of its debt approximated its fair value.

6. Deferred Compensation

    Officers and certain employees may defer payment of their compensation until termination of employment or later. Interest on the outstanding balance is credited quarterly at the prime rate.

7. Stockholders' Equity

   Recapitalization

    On August 10, 1995, the Company's stockholders voted to amend its Articles of Organization to change the par value of the Company's common stock from $1.00 to $.01. Subsequently, the Board of Directors authorized a 5-for-1 stock split, effected as a dividend, of the Company's common stock. All share and per share amounts of common stock for all periods presented have been retroactively adjusted to reflect the change in par value and the stock split.

   Preferred stock

    On August 10, 1995, the stockholders approved an amendment to the Articles of Organization which authorizes 1,000,000 shares of preferred stock, $.01 par value. The preferred stock is divisible and issuable into one or more series. The rights and preferences of the different series may be established by the Board of Directors without further action by the stockholders. The Board of Directors is authorized, with respect to each series, to fix and determine, among other things: (i) the dividend rate, (ii) the liquidation preference,
(iii) whether such shares will be convertible into, or exchangeable for, any other securities and (iv) whether such shares will have voting rights and, if so, the conditions under which such shares will vote as a separate class.

   Stock options

    The 1992 Stock Option Plan, as amended on August 10, 1995, provides for the issuance of non-qualified and incentive stock options to purchase up to 1,000,000 shares of the Company's common stock, of which 609,057 were available for future grant as of December 31, 1995. Under this Plan, options are granted at the fair value per share as determined by the Board of Directors at the date of grant. Outstanding options vest over periods of three or four years beginning on the date of grant and expire ten years from the date of grant. The Company's 1981 Stock Option Plan has terminated; however, options to purchase 726,220 shares of common stock were outstanding under this Plan at December 31, 1995.

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

    Stock option activity for the years ended December 31, 1993, 1994 and 1995 is:

                                            Options      Price per share
                                           ----------    ---------------
    Outstanding at December 31, 1992       1,187,720       $1.45- $ 2.89
    Granted                                   30,000                2.54
    Exercised                                (42,410)       1.45-   2.36
    Canceled                                 (26,250)       1.75-   2.50
                                           ----------    ---------------
    Outstanding at December 31, 1993       1,149,060        1.45-   2.89
    Granted                                  127,631        2.36-   6.05
    Exercised                               (119,355)       1.55-   2.36
    Canceled                                 (36,685)               2.89
                                           ----------    ---------------
    Outstanding at December 31, 1994       1,120,651        1.70-   3.50
    Granted                                  117,562        4.32-  12.09
    Exercised                               (155,000)       1.70-   2.54
    Canceled                                    (750)               2.36
                                           ----------    ---------------
    Outstanding at December 31, 1995       1,082,463       $1.70- $12.09
                                           ==========    ===============

    Exercisable at December 31, 1995         873,376       $1.70- $11.00
                                           =============================

   Warrants

    The Company has issued warrants for the purchase of common stock to the non-employee members of the Board of Directors. Warrants issued through 1995 vested over periods of three or four years, beginning on the date of grant, and expire ten years from the date of grant. No such warrants were granted, exercised, or canceled in 1993, 1994, or 1995.

    During 1995, the stockholders adopted the 1995 Directors' Warrant Plan and reserved 100,000 shares for future issuance of warrants to non-employee Directors under the Plan. The exercise price of such warrants is the fair market value per share as determined by a committee of the Board of Directors at the date of grant. The warrants are subject to vesting as determined by such committee and expire ten years from the date of grant. No such warrants were issued during 1995.

                                             Warrants    Price per share
                                             --------    ---------------
    Outstanding at December 31, 1995          120,000       $1.75-$ 2.50
                                             ========    ===============

    Exercisable at December 31, 1995          120,000       $1.75-$ 2.50
                                             ========    ===============

8. Benefit Plans

   Employee Stock Ownership Plan

    Under the Employee Stock Ownership Plan (ESOP) established in 1989, Company contributions were in the form of cash or common stock and were allocated to eligible employees based on their relative compensation. The amount of the annual contribution was determined by the Board of Directors but could not exceed the maximum amount deductible for federal income tax purposes. The ESOP was terminated effective December 31, 1995 and the Plan assets will be distributed to Plan participants. Company

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

contributions to the ESOP were $272,000, $307,000, and $367,000 in the years ended December 31, 1993, 1994, and 1995, respectively.

   401(k) Plans

    Under the General Scanning Inc. 401(k) Plan employee benefit plan established in 1990, eligible United States employees are allowed to make contributions up to 12% of their annual compensation, subject to Internal Revenue Code maximums. The Company's Board of Directors annually determines the Company's matching contributions. During 1993, 1994 and 1995, the Company match was 25% of the participant's elective deferral up to 1% of compensation, 75% of the deferral up to 2% of compensation and 66-2/3% of the deferral up to 3% of compensation. Effective February 1996, the Company match was increased to equal that of the participant's elective deferral up to 4% of compensation. All employee and employer contributions immediately vest for all participants.

    View Engineering, Inc.'s employees currently have a separate 401(k) Plan. Employees may make voluntary contributions and such contributions are partially matched by View Engineering, Inc.

    For the years ended December 31, 1993, 1994, and 1995 and for the nine month periods ended September 30, 1995 and September 28, 1996, the total 401(k) expense recorded was approximately $326,000, $363,000, $488,000, $371,000, and
$821,000, respectively.

9. Income Taxes

    The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using the currently enacted tax rates.

    The components of income before income taxes for the years ended December 31 are as follows:

                                       Year ended Dec. 31,
                                      ----------------------
        (in thousands)                 1993    1994    1995
                                      ----------------------

        United States                 $3,339  $3,221  $5,245
        Foreign                          243   2,445   2,129
                                      ----------------------
        Total                         $3,582  $5,666  $7,374
                                      ======================

    The provision for income taxes for the years ended December 31 consists of the following:

                                       Year ended Dec. 31,
                                      ----------------------
        (in thousands)                 1993    1994    1995
                                      ----------------------

        Current:
        Federal                         $370    $780  $2,000
        State                             70     153     200
        Foreign                            1     938   1,292
                                      ----------------------
           Total current                 441   1,871   3,492
        Deferred:

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

    Federal                                723      37     (554)
    State                                  127     (40)    (135)
    Foreign                                  -       -        -
                                        ------------------------
       Total deferred                      850      (3)    (689)
                                        ------------------------
       Total                            $1,291  $1,868   $2,803
                                        ========================

    The income tax provision for the years ended December 31 is different from that which would be computed by applying the U.S. federal income tax rate to income before taxes as follows:

                                           Year ended Dec. 31,
                                        ------------------------
    (in thousands)                       1993     1994     1995
                                        ------------------------

    U.S. federal statutory tax rate      34.0%    34.0%   34.0%
    State income taxes, net               4.0%     2.5%    3.9%
    Foreign sales corporation            -3.6%    -3.0%   -4.1%
    Other taxes provided                  8.3%     4.2%    6.2%
    Research and development credits    -13.9%    -6.3%   -6.6%
    Effect of foreign losses utilized
     or not benefited and of foreign
     tax rate differential               -6.8%     2.0%    1.0%
    Other, net                           14.0%    -0.4%    3.6%
                                        ------------------------
       Effective tax rate                36.0%    33.0%   38.0%
                                        ========================

    Significant components of deferred income tax assets as of December 31 are as follows:

    (in thousands)                                 Dec. 31,          Dec. 31,
                                                     1994              1995
                                                 -----------------------------

    Research and development credit                   $342                 -
    Alternative minimum tax credit                     112                 -
    Deferred compensation                              417               556
    Vacation and sick benefit                          413               497
    Inventory reserve                                1,220             1,879
    Warranty reserve                                   157               269
    Depreciation                                      (171)             (289)
    Net operating loss carryforwards and
     tax credits                                     1,995             2,213
    Other                                              114               464
                                                 -----------------------------
    Total deferred tax asset                         4,599             5,589
    Less valuation allowance                        (1,995)           (2,213)
                                                 -----------------------------
       Net deferred tax asset                       $2,604            $3,376
                                                 =============================

    The Company has provided a valuation allowance on the net operating loss carryforwards and tax credits related to its wholly-owned subsidiary, View Engineering, Inc., due to the uncertainty of their realizability as a result of limitations on their utilization in accordance with certain tax laws and regulations.

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

10. Commitments and Contingencies

   Operating leases

    The Company leases certain equipment and facilities under operating lease agreements that expire through 2003. The facility leases require the Company to pay real estate taxes and other operating costs. For the years ended December 31, 1993, 1994, and 1995 and for the nine month periods ended September 30, 1995 and September 28, 1996, lease expense was approximately $1,434,000, $1,362,000, $1,500,000, $1,111,000, and $922,000, respectively.

    Minimum lease payments under operating leases expiring subsequent to December 31, 1995 are:

         (in thousands)
         1996                            $1,513
         1997                             1,247
         1998                               563
         1999                               349
         2000                               316
         Thereafter                         676
                                      ---------
         Total minimum lease payments    $4,664
                                      =========

   Recourse receivables

    In Japan, where it is customary to do so, the Company discounts certain notes receivable at a bank with recourse. The Company's maximum exposure was $2,554,000 at December 31, 1994, $3,476,000 at December 31, 1995 and $1,988,000
at September 28, 1996. The fair value of the recourse receivables was not determinable. The Company received cash proceeds relating to the discounted receivables of $1,425,000, $4,671,000, $7,188,000, $5,358,000 and $3,390,000
during the years ended December 31, 1993, 1994, and 1995, and during the nine months ended September 30, 1995 and September 28, 1996, respectively.

   Legal proceedings

    On August 5, 1996, Robotic Vision Systems, Inc. commenced an action against General Scanning in the United States District Court for the Eastern District of New York. Robotic Vision Systems claims that General Scanning improperly obtained proprietary information from Robotic Vision Systems for the purpose of obtaining ownership of View Engineering, Inc. and of thwarting Robotic Vision Systems' attempts to acquire View Engineering. The plaintiff is seeking compensatory and punitive damages in an unspecified amount. General Scanning believes the claims are without merit and intends to defend this action vigorously.

11. Related Party Transaction

    In 1992, the Company's Board of Directors authorized a loan to an officer in the amount of $160,000 as a reimbursement for certain relocation expenses.
Under the agreement, 80% of the loan is being forgiven over a period of four years, provided that the officer remains an employee of the Company. This loan is secured by deferred compensation due to this officer. If the officer should terminate employment,

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

the remaining balance is due upon termination. In each of 1993, 1994, and 1995, $32,000 of the loan was forgiven and charged as compensation expense.

12. Segment Information

   Industry segment reporting

    Information with respect to the Company's industry segments is set forth in the table below.


                                                   Year ended Dec. 31,
                                              -----------------------------
        (in thousands)                          1993      1994      1995
                                              -----------------------------

        Sales to unaffiliated customers:
          Laser systems and components        $63,472    $77,951   $103,564
          Thermal printers                     18,821     20,624     22,915
          Intersegment elimination               (478)      (463)      (159)
                                              -----------------------------
            Total                             $81,815    $98,112   $126,320
                                              =============================

        Income from operations:
          Laser systems and components         $2,470     $4,449     $6,330
          Thermal printers                      3,202      3,327      3,845
          Corporate expenses                   (1,170)    (1,899)    (2,450)
                                              -----------------------------
            Total                              $4,502     $5,877     $7,725
                                              =============================

        Identifiable assets:
          Laser systems and components        $38,573    $41,269    $55,556
          Thermal printers                      4,506      4,624      5,081
          Corporate assets                      4,653      3,966     29,071
                                              -----------------------------
            Total                             $47,732    $49,859    $89,708
                                              =============================

        Capital expenditures:
          Laser systems and components           $988     $1,565     $2,155
          Thermal printers                        248        200        441
                                              -----------------------------
            Total                              $1,236     $1,765     $2,596
                                              =============================

        Depreciation and amortization:
          Laser systems and components         $2,611     $1,919     $1,699
          Thermal printers                        472        491        285
                                              -----------------------------
            Total                              $3,083     $2,410     $1,984
                                              =============================

                             General Scanning Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1995
                (including data applicable to unaudited periods)

   Geographic segment information

    Information with respect to the Company's geographic operations is set forth in the table below.


                                                    Year ended Dec. 31,
                                               -----------------------------
       (in thousands)                             1993      1994      1995
                                               -----------------------------

       Sales to unaffiliated customers:
         United States, including export        $63,506   $69,623    $84,621
         Europe                                   7,698     9,408     12,461
         Asia                                    10,611    19,081     29,238
                                               -----------------------------
           Total                                $81,815   $98,112   $126,320
                                               =============================

       Transfers to affiliates                   $8,243   $14,216    $25,188
                                               =============================

       Export sales:
         From United States                     $11,336    $9,273    $17,245
                                               =============================

       Income from operations:
         United States, including export         $5,334    $5,594     $7,884
         Europe                                     266       487        456
         Asia                                        72     1,695      1,835
         Corporate                               (1,170)   (1,899)    (2,450)
                                               -----------------------------
           Total                                 $4,502    $5,877     $7,725
                                               =============================

       Identifiable assets:
         United States, including export        $36,353   $37,361    $48,935
         Europe                                   3,070     3,051      4,845
         Asia                                     3,656     5,481      5,952
         Corporate                                4,653     3,966     29,976
                                               -----------------------------
           Total                                $47,732   $49,859    $89,708
                                               =============================

                    Report of Independent Public Accountants

To the Stockholders of General Scanning Inc.:

We have audited the accompanying consolidated balance sheets of General Scanning Inc. (a Massachusetts corporation) and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Scanning Inc. and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP
Boston, Massachusetts

October 30, 1996

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 8, 1996                  General Scanning Inc.
                                            (Registrant)



                                        /s/  Charles D. Winston
                                        -----------------------
                                        By:  Charles D. Winston
                                             President, Chief Executive Officer
                                             and Director

                         INDEX TO EXHIBITS

Exhibit
Number                   Description
-------                  -----------

2* Agreement and Plan of Merger, dated as of June 7, 1996, among the Company, the Merger Subsidiary and View Engineering, Inc. (For a list of omitted exhibits and schedules, see the table of contents to the Merger Agreement. The Registrant will furnish a copy of any omitted exhibit or schedule to the Commission upon request.

27            Financial Data Schedule

99.1*         Press Release issued August 28, 1996

------

*  Previously Filed